UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 27, 2008

Nature Vision, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-7475	41-0831186
(Commission File Number)	(IRS Employer Identification No.)

1480 Northern Pacific Road
Brainerd, Minnesota 56401
(Address of Principal Executive Offices and Zip Code)

(218) 825-0733
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On October 27, 2008, Nature Vision, Inc. (“Nature Vision”) borrowed $700,000 from Jeffrey P. Zernov, CEO and a director of Nature Vision, to meet its short term cash flow requirements.  The unsecured loan was made under the terms of a Promissory Note dated October 27, 2008 in the principal amount of $700,000 executed by Nature Vision in favor of Mr. Zernov, bearing an interest rate of 15% per annum.  All principal and accrued interest on the Promissory Note is due and payable in full on January 1, 2009.

In consideration for Mr. Zernov’s loan of $700,000, Nature Vision issued to Mr. Zernov a warrant to purchase 50,555 shares of Nature Vision common stock at an exercise price of $.90 under the terms and conditions of the Warrant for the Purchase of Shares of Common Stock of Nature Vision, Inc., dated October 27, 2008 (the “Warrant”).  The Warrant may be exercised by Mr. Zernov at any time on or after October 28, 2008, and on or prior to October 27, 2010.

The foregoing statements are qualified in their entirety by the terms and conditions of the Promissory Note and the Warrant, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a)           The discussion of the Promissory Note in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits

(d)   Exhibits.

10.1	Promissory Note dated October 27, 2008 in the principal amount of $700,000 executed by Nature Vision, Inc. in favor of Jeffrey P. Zernov.

10.2	Warrant for the Purchase of Shares of Common Stock of Nature Vision, Inc. dated October 27, 2008 issued to Jeffrey P. Zernov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURE VISION, INC.
Date: October 30, 2008
/s/ Robert P. King
Robert P. King
Chief Financial Officer

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